Exhibit 99.2

Q4 2013 Earnings Highlights February 20, 2014

Participants Joe Eazor President and Chief Executive Officer Louis Alterman Senior Vice President Finance & Treasurer Brad Ferguson Chief Financial Officer

CEO Observations EarthLink has compiled strong capabilities through acquisition. Now, with a focused strategy and strong execution, we can improve operating and financial results.

Q4 2013 Operating & Financial Results

$ Millions	Q4 '12	Q3 '13	Q4 '13	Var to Q3 '13
Total Revenue	$ 329	$ 309	$ 302	$ (7)
Business Revenue	254	241	236	(5)
Consumer Revenue	75	68	66	(2)
Cost of Revenue	155	145	150	5
Total Gross Margin	$ 174	$ 164	$ 152	$ (12)
Gross Margin %	53%	53%	50%	-3%
Business Gross Margin	124	120	108	(12)
Business Gross Margin %	49%	50%	46%	-4%
Consumer Gross Margin	50	45	43	(2)
Consumer Gross Margin %	67%	66%	65%	-1%
Selling, G&A Expenses	109	109	106	(3)
Adjusted EBITDA(1)	$ 67	$ 56	$ 50	$ (6)
Net Income/(Loss)	$ (0)	$ (11)	$ (279)	$ (268)
Shares Outstanding(2)	103	103	102	-
Earnings Per Share	$ (0.00)	$ (0.11)	$ (2.75)	$ (2.64)
Net Loss Ex Valuation Allowance per share(1)			$ (0.13)	$ (0.02)
Capital Expenditures	$ 67	$ 33	$ 34	$ 1
Unlevered Free Cash Flow(1)	-	23	16	(7)

There is "lumpiness" from the timing of non-recurring settlements, but the business is generally flattening

- Adjusted EBITDA was impacted favorably for settlements:
  - $4M Q4 '13
  - $7M Q3 '13
  - $10M Q4 '12
- Excluding the $266 million tax valuation allowance, EPS would have been $(0.13)
- We generated $16M in Unlevered Free Cash Flow in Q4 '13
- Margins have compressed as revenue has declined, but the pace has declined and we expect this trend to reverse over time

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EarthLink

(1) Adjusted EBITDA, Unlevered Free Cash Flow and Net Loss Excluding Valuation Allowance per share are Non-GAAP measures. See appendix for additional information on non-GAAP measures.
(2) Fully Diluted Weighted Average Shares

New Bookings Charts are MRR only and exclude non-recurring/usage based revenues 2013 Sales were up over 2012 Q4’13 was down sequentially partly due to seasonal factors Results can be lumpy, especially for larger, growth product deals and Q4 closings were soft The team sold $72 million of total contract value Our sales pipeline continues to expand Favorably shifting the mix of products sold to our growth products From 46% of sales in 2012 to 60% in 2013 40% 46% 50% 50% 65% New Bookings - $ MRR Business Bookings Mix 59% 64% 53%

Monthly average revenue churn excluding write-downs and write-ups for Total Business including Retail, Wholesale, IT Services and Web Hosting Monthly average churn; reflects 2012 true-up of cable subscribers Churn Business churn down to 1.6% Churn decreased as we had anticipated Quarterly results can be lumpy but we expect churn to decline over long term as we provide better customer service and sell stickier products to multi-location customers Both retail and wholesale churn improved sequentially Business Services Churn(1) Consumer Churn(2) Consumer churn at record low Consumer churn continued its decline, reaching a record low of 2.0% per month in Q4 We expect further improvement over time as mix of tenured customers increases Approximately 70% of Consumer subscribers have been with us for 5+ years

Revenue Trajectory Pro-Forma for 2011 – 2012 acquisitions and excluding Systems revenue (1) Normalized for dispute settlements Declines in total company revenue continue to attenuate gradually. We expect to improve further. Business Services Revenue % YoY Business Services Revenue % YoY Normalized for Run-Rate Activity(1) As Reported Total Company Revenue % YoY Total Company Revenue % YoY Normalized to exclude one-time revenue settlements

Revenue Components

$ in Millions	FY 2012	Q4 2012	Q2 2013	Q3 2013	Q4 2013	Q4 '13 vs. Q4 '12	Outlook / Commentary
Retail: Emerging Products	$132	$36	$39	$46	$46	29%	• MPLS, Hosted VoIP and Cloud Products • Expect to grow revenue above 20% / year
Wholesale	$152	$38	$39	$36	$36	-6%	• Q4 '12 included $3M favorable settlements • Q3 '13 included Sprint/Nextel disconnect ~$(1M impact) • Expect to decline ~1% in 2014 as a result of the FY impact of the Sprint/Nextel disconnect, and grow 0-2% long term. • Quarterly results will continue to be lumpy
Total Business Growth	$284	$74	$78	$81	$82	11%	• $328M run rate growth business
Retail: Traditional	$733	$180	$165	$160	$154	-14%	• Anticipate decline rate will approach 10-11% in 2014 as a result of the full year impact of the elevated churn in mid 2013. • Expect Q4'14 exit rate over Q4'13 to be approaching 10% and improving further over the subsequent periods as we focus on customer retention and SMB product bundles
Total Business	**$1,017**	**$254**	**$243**	**$241**	**$236**	**-7%**	• **Expect 3-5% decline for full year, with YoY comparisons continuing to improve throughout the year**
Consumer	$318	$75	$70	$68	$66	-12%	• The decline rate of the consumer business should continue to abate
Total Company	**$1,335**	**$329**	**$313**	**$309**	**$302**	**-8%**	

Revenue component amounts sourced from billing data. Revenue outlook information does not represent guidance and is not subject to being updated
Excludes Systems revenue, prior periods restated to exclude these discontinued operations

EarthLink
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Cash Flow We ended 2013 with $117 million in cash Capex of $34 million, at run rate Integration and Restructuring of $8 million, partially related to CEO change Dividends and share repurchases of $6 million during Q4 and $27 million for the year Adjusted EBITDA is a Non-GAAP measure. See appendix for additional information on non-GAAP measures $ Millions Q4 '13 Beginning Cash 116 $ Adjusted EBITDA (1) 50 Capital Expenditures (34) Integration & Restructuring (8) Bond Coupons (25) Dividends and Share Repurchases (6) Changes in Net Working Capital 24 Ending Cash 117 $

Balance Sheet Highlights Healthy balance sheet We continue to maintain a low leverage profile We have access to a $135M revolving credit facility that remains undrawn Excludes capital leases Adjusted EBITDA is a Non-GAAP measure. See appendix for additional information on non-GAAP measures $ Millions Q4 '13 EarthLink Cash & Marketable Securities 117 $ 8 7/8% Senior Notes due 2019 300 7 3/8% Senior Secured Notes due 2020 300 $135 Million Revolver - Undrawn - Total Debt (1) 600 Net Debt 483 $ 2014 Adjusted EBITDA (2) Guidance midpoint 188 $ Total Debt/Adj. EBITDA 3.2x Net Debt/Adj. EBITDA 2.6x

2014 Guidance Range Q4 2013 Results Annualized 2014 Guidance $ Millions Low End High End Revenue $1,208 $1,160 $1,180 Adjusted EBITDA $200 as reported (1) $184 normalized (1,2) $180 $195 Net Loss(3) $(53) $(85) $(95) Capital Expenditures $128 $125 $135 Adjusted EBITDA is a Non-GAAP measure. See appendix for additional information on non-GAAP measures Normalized for favorable one-time settlements in Q4 2013 (3) Excludes tax valuation allowance

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Transport & Logistics Financial Services Retail Government Other Industries Healthcare EarthLink Customers

Non GAAP Information EarthLink Non-GAAP Measures Adjusted EBITDA is defined by EarthLink as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and intangible assets, restructuring, acquisition and integration-related costs and loss from discontinued operations, net of tax. Unlevered Free Cash Flow is defined by EarthLink as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and intangible assets, restructuring, acquisition and integration-related costs and loss from discontinued operations, net of tax, less cash used for purchases of property and equipment. Net Loss Excluding Valuation Allowance is defined by EarthLink as net loss excluding the non-cash charge to record valuation allowance against deferred tax assets. Adjusted EBITDA, Unlevered Free Cash Flow and Net Loss Excluding Valuation Allowance are non-GAAP measures and are not determined in accordance with U.S. generally accepted accounting principles. These non-GAAP financial measures are commonly used in the industry and are presented because management believes they provide relevant and useful information to investors. Management uses these non-GAAP financial measures to evaluate the performance of its business, for budget planning purposes and as factors in its employee compensation programs. Management believes that excluding the effects of certain non-cash and non-operating items enables investors to better understand and analyze the current period’s results and provides a better measure of comparability. There are limitations to using these non-GAAP financial measures. Adjusted EBITDA, Unlevered Free Cash Flow and Net Loss Excluding Valuation Allowance are not indicative of cash provided or used by operating activities and may differ from comparable information provided by other companies. Adjusted EBITDA, Unlevered Free Cash Flow and Net Loss Excluding Valuation Allowance should not be considered in isolation, as an alternative to, or more meaningful than measures of financial performance determined in accordance with U.S. generally accepted accounting principles.

2014 Guidance Non GAAP Reconciliation Normalized Annualized Year Three Months Less Three Months Three Months Ending Ended Favorable Ended Ended December 31, December 31, One-Time December 31, December 31, 2014 2013 Settlements 2013 2013 Net loss $(95) - $(85) (280) $ (4) $ (284) $ (1,136) $ Interest expense and other, net 57 14 - 14 56 Income tax benefit (2) - (1) 251 - 251 1,004 Depreciation and amortization 188 - 192 49 - 49 196 Stock-based compensation expense 15 4 - 4 16 Restructuring, acquisition and integration-related costs 17 12 - 12 48 Adjusted EBITDA $180 - $195 50 $ (4) $ 46 $ 184 $ EARTHLINK HOLDINGS CORP Reconciliation of Net Loss to Adjusted EBITDA (in millions)

Historical Non GAAP Reconciliations Three Months Three Months Three Months Ended Ended Ended December 31, September 30, December 31, 2012 2013 2013 Net loss (9) $ (11,338) $ (279,873) $ Interest expense and other, net 15,157 13,985 13,972 Income tax provision (benefit) (1,809) (4,582) 251,260 Depreciation and amortization 46,362 46,689 48,800 Stock-based compensation expense 2,259 1,238 4,057 Restructuring, acquisition and integration-related costs 4,508 9,928 11,562 Loss from discontinued operations, net of tax 719 225 339 Adjusted EBITDA 67,187 $ 56,145 $ 50,117 $ EARTHLINK HOLDINGS CORP Reconciliation of Net Loss to Adjusted EBITDA (in thousands) Three MonthsEndedDecember 31, Per Share2013 AmountNet loss (279,873) $ (2.75) $Valuation allowance 266,339 2.61Net Loss Excluding Valuation Allowance (13,534) $ (0.13) $EARTHLINK HOLDINGS CORPReconciliation of Net Loss to Net Loss Excluding Valuation Allowance(in thousands, except per share data)

Additional Non GAAP Reconciliations Three Months Three Months Three Months Ended Ended Ended December 31, September 30, December 31, 2012 2013 2013 Net loss (9) $ (11,338) $ (279,873) $ Interest expense and other, net 15,157 13,985 13,972 Income tax provision (benefit) (1,809) (4,582) 251,260 Depreciation and amortization 46,362 46,689 48,800 Stock-based compensation expense 2,259 1,238 4,057 Restructuring, acquisition and integration-related costs 4,508 9,928 11,562 Loss from discontinued operations, net of tax 719 225 339 Purchases of property and equipment (66,631) (32,792) (33,967) Unlevered Free Cash Flow 556 $ 23,353 $ 16,150 $ Three Months Three Months Three Months Ended Ended Ended December 31, September 30, December 31, 2012 2013 2013 Net cash provided by operating activities 12,527 $ 39,890 $ 40,726 $ Income tax provision (benefit) (1,809) (4,582) 251,260 Non-cash income taxes (911) 4,603 (253,076) Interest expense and other, net 15,157 13,985 13,972 Amortization of debt discount, premium and issuance costs 475 (996) (1,017) Restructuring, acquisition and integration-related costs 4,508 9,928 11,562 Changes in operating assets and liabilities 36,060 (6,910) (13,612) Purchases of property and equipment (66,631) (32,792) (33,967) Other, net 1,180 227 302 Unlevered Free Cash Flow 556 $ 23,353 $ 16,150 $ Net cash used in investing activities (65,110) (20,311) (33,967) Net cash used in financing activities (51,589) (17,576) (6,026) EARTHLINK HOLDINGS CORP Reconciliation of Net Cash Flows from Operating Activities to Unlevered Free Cash Flow (in thousands) EARTHLINK HOLDINGS CORP Reconciliation of Net Loss to Unlevered Free Cash Flow (in thousands)

Cautionary Information Regarding Forward Looking Statements This presentation includes “forward-looking” statements (rather than historical facts) that are subject to risks and uncertainties that could cause actual results to differ materially from those described. Although we believe that the expectations expressed in these forward-looking statements are reasonable, we cannot promise that our expectations will turn out to be correct. Our actual results could be materially different from and worse than our expectations. With respect to such forward-looking statements, we seek the protections afforded by the Private Securities Litigation Reform Act of 1995. These risks include, without limitation (1) that we may not be able to execute our strategy to be a leading IT services and communications provider, which could adversely affect our results of operations and cash flows; (2) that we may not be able to grow revenues from our growth products and services to offset declining revenues from our traditional products and services, which could adversely affect our results of operations and cash flows; (3) that our failure to achieve operating efficiencies will adversely affect our results of operations; (4) that as a result of our continuing review of our business, we may have to undertake further restructuring plans that would require additional charges, including incurring facility exit and restructuring charges; (5) that we may be unsuccessful integrating acquisitions into our business, which could result in operating difficulties, losses and other adverse consequences; (6) that if we are unable to adapt to changes in technology and customer demands, we may not remain competitive, and our revenues and operating results could suffer; (7) that unfavorable general economic conditions could harm our business; (8) that we may be unable to successfully identify, manage and assimilate future acquisitions, which could adversely affect our results of operations; (9) that we face significant competition in the communications and IT services industry that could reduce our profitability; (10) that failure to retain existing customers could adversely affect our results of operations and cash flows; (11) that decisions by legislative or regulatory authorities, including the Federal Communications Commission relieving incumbent carriers of certain regulatory requirements, and possible further deregulation in the future, may restrict our ability to provide services and may increase the costs we incur to provide these services; (12) that if we are unable to interconnect with AT&T, Verizon and other incumbent carriers on acceptable terms, our ability to offer competitively priced local telephone services will be adversely affected; (13) that our operating performance will suffer if we are not offered competitive rates for the access services we need to provide our long distance services; (14) that we may experience reductions in switched access and reciprocal compensation revenue; (15) that failure to obtain and maintain necessary permits and rights-of-way could interfere with our network infrastructure and operations; (16) that we have substantial business relationships with several large telecommunications carriers, and some of our customer agreements may not continue due to financial difficulty, acquisitions, non-renewal or other factors, which could adversely affect our wholesale revenue and results of operations; (17) that we obtain a majority of our network equipment and software from a limited number of third-party suppliers; (18) that work stoppages experienced by other communications companies on whom we rely for service could adversely impact our ability to provision and service our customers; (19) that our commercial and alliance arrangements may not be renewed or may not generate expected benefits, which could adversely affect our results of operations; (20) our consumer business is dependent on the availability of third-party network service providers; (21) that we face significant competition in the Internet access industry that could reduce our profitability; (22) that the continued decline of our consumer access subscribers will adversely affect our results of operations; (23) that potential regulation of Internet service providers could adversely affect our operations; (24) that cyber security breaches could harm our business; (25) that privacy concerns relating to our business could damage our reputation and deter current and potential users from using our services; (26) that interruption or failure of our network, information systems or other technologies could impair our ability to provide our services, which could damage our reputation and harm our operating results; (27) that our business depends on effective business support systems and processes; (28) that if we, or other industry participants, are unable to successfully defend against disputes or legal actions, we could face substantial liabilities or suffer harm to our financial and operational prospects; (29) that we may be accused of infringing upon the intellectual property rights of third parties, which is costly to defend and could limit our ability to use certain technologies in the future; (30) that we may not be able to protect our intellectual property; (31) that we may be unable to hire and retain sufficient qualified personnel, and the loss of any of our key executive officers could adversely affect us; (32) that government regulations could adversely affect our business or force us to change our business practices; (33) that our business may suffer if third parties are unable to provide services or terminate their relationships with us; (34) that we may be required to recognize impairment charges on our goodwill and intangible assets, which would adversely affect our results of operations and financial position; (35) that we may not realize our deferred tax assets, we may have exposure to greater than anticipated tax liabilities and we may be limited in the use of our net operating losses and certain other tax attributes in the future; (36) that our indebtedness could adversely affect our financial health and limit our ability to react to changes in our industry; (37) that we may require substantial capital to support business growth, and this capital may not be available to us on acceptable terms, or at all; (38) that our debt agreements include restrictive covenants, and failure to comply with these covenants could trigger acceleration of payment of outstanding indebtedness; (39) that we may reduce, or cease payment of, quarterly cash dividends; (40) that our stock price may be volatile; (41) that provisions of our certificate of incorporation, bylaws and other elements of our capital structure could limit our share price and delay a change of control of the company; and (42) that our bylaws designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ flexibility in obtaining a judicial forum for disputes with us or our directors, officers or employees. These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results to differ significantly from management’s expectations, are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2012.